                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:

    [ ] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission
                                                               Only (as permitted by Rule 14a-6(e)(2))
    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   BTG, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ]Fee paid previously with preliminary materials.

     [ ]Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                   [BTG LOGO]

                                   BTG, INC.
                            3877 FAIRFAX RIDGE ROAD
                            FAIRFAX, VIRGINIA 22030

                                                                   July 28, 2000

Dear Shareholder:

     You are cordially invited to attend the 2000 annual meeting of BTG, Inc. on Wednesday, September 6, 2000, at 10:00 a.m. at the Hyatt Fair Lakes, 12777 Fair Lakes Circle, Fairfax, Virginia 22033.

     At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) the election of two directors; (ii) approval of an amendment to the 1995 Employee Stock Option Plan; (iii) ratification of the appointment of BTG's independent auditors; and (iv) any other business as may properly come before the meeting. The official Notice of Meeting, proxy statement, and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

     It is important that your shares be represented at the annual meeting, whether or not you are personally able to attend. You are urged to complete, sign, and mail the enclosed proxy card as soon as possible.

                                          Sincerely,

                                          /s/ Edward H. Bersoff

                                          Edward H. Bersoff
                                          Chairman of the Board, President, and
                                          Chief Executive Officer

                                   BTG, INC.
                            3877 FAIRFAX RIDGE ROAD
                            FAIRFAX, VIRGINIA 22030
                                 (703) 383-8000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 6, 2000

     NOTICE IS HEREBY GIVEN that the 2000 annual meeting of shareholders of BTG, Inc. will be held on Wednesday, September 6, 2000, at 10:00 a.m. at the Hyatt Fair Lakes, 12777 Fair Lakes Circle, Fairfax, Virginia 22033, for the following purposes:

     1) To elect two directors, each for a three-year term;

     2) To approve an amendment to the 1995 Employee Stock Option Plan to increase, from 1,250,000 to 1,750,000, the number of shares of BTG common stock that may be issued pursuant to options granted under that plan;

     3) To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2001; and

     4) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to BTG's bylaws, the Board of Directors has fixed July 10, 2000 as the record date for the annual meeting. Only shareholders of record on that date will be entitled to notice of, and to vote at, the annual meeting or any adjournments thereof.

     In the event that there are not sufficient votes for a quorum or to approve any one or more of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by BTG.

                                          By order of the Board of Directors of
                                          BTG, Inc.

                                          /s/ Edward H. Bersoff

                                          Edward H. Bersoff
                                          Chairman of the Board, President, and
                                          Chief Executive Officer

Fairfax, Virginia
July 28, 2000

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                   BTG, INC.
                            3877 FAIRFAX RIDGE ROAD
                            FAIRFAX, VIRGINIA 22030

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 6, 2000

               SOLICITATION, VOTING, AND REVOCABILITY OF PROXIES

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being furnished to the shareholders of BTG, Inc. ("BTG" or the "Company"), a Virginia corporation, in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of shareholders for the Company's fiscal year ending March 31, 2000 ("2000 fiscal year" or "fiscal year") and any adjournments thereof. The meeting will be held on Wednesday, September 6, 2000, at 10:00 a.m. at the Hyatt Fair Lakes, 12777 Fair Lakes Circle, Fairfax, Virginia 22033.

     If the enclosed form of proxy is properly executed and returned to BTG in time to be voted at the annual meeting, the shares it represents will be voted in accordance with its instructions. PROXIES THAT ARE SIGNED BUT NOT MARKED WILL BE VOTED: (I) FOR THE ELECTION OF EACH OF THE TWO NOMINEES OF THE BOARD OF DIRECTORS TO SERVE AS DIRECTORS, EACH FOR A THREE-YEAR TERM; (II) FOR THE APPROVAL OF AN AMENDMENT TO THE 1995 EMPLOYEE STOCK OPTION PLAN TO INCREASE, FROM 1,250,000 TO 1,750,000, THE NUMBER OF SHARES OF BTG COMMON STOCK THAT MAY BE ISSUED PURSUANT TO OPTIONS GRANTED UNDER THAT PLAN; AND (III) FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2001. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, PROXIES WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS. BTG is not aware of any such matters that are proposed to be presented at its annual meeting.

     The Company will bear the cost of soliciting proxies, in the form enclosed herewith. In addition to using the mail, BTG's directors, officers and regular employees may solicit proxies personally, by telephone, telegram, or otherwise, without receiving extra remuneration. BTG may request persons, firms and corporations holding shares in their name or in the names of their nominees, which shares are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners, and will reimburse the holders for their reasonable expenses in doing so. It is anticipated that this proxy statement will be mailed to shareholders on or about July 28, 2000.

     The securities which can be voted at the annual meeting consist of shares of common stock of BTG. Each share entitles its owner to one vote on each matter presented to the shareholders. The Board of Directors has fixed July 10, 2000 as the record date for the determination of shareholders entitled to vote at the annual meeting. On the record date, there were approximately 268 record holders of common stock, and the number of shares outstanding as of that date was 8,987,716. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Shareholders' votes will be tabulated by a representative of First Union National Bank of North Carolina, which has been appointed by the Board of Directors to act as inspector of election for the annual meeting. Under Virginia corporate law and BTG's bylaws, directors are elected by a plurality of votes cast. Unless otherwise required by law or BTG's articles of incorporation or bylaws, any other matter put to a shareholder vote will be decided by the affirmative vote of a majority of the votes cast on the matter. For purposes of that tabulation, abstentions and broker non-votes have no effect on the vote.

     A shareholder's presence at the annual meeting will not automatically revoke that shareholder's proxy. However, a shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of BTG a written notice of revocation, by delivering to BTG a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person.
                            ------------------------

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

     The Board of Directors consists of seven members. Directors serve three-year terms, which are staggered to provide for the election of approximately one-third of the Board of Directors each year. At the annual meeting, Edward H. Bersoff and Donald M. Wallach each will be nominated for three-year terms. Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominee directors listed below. The Board of Directors believes that each nominee will stand for election and will serve if elected. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend. There is no cumulative voting for election of directors. Assuming the presence of a quorum at the annual meeting, the two directors receiving the largest number of votes will be elected.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

     Set forth below is certain information with respect to the Board of Directors' nominees for election as directors at the annual meeting, and other directors whose terms do not expire until subsequent annual meetings.

NOMINEES FOR DIRECTOR

                                                                                    FOR TERM
               NAME                 AGE          POSITION         DIRECTOR SINCE   EXPIRING IN
               ----                 ---          --------         --------------   -----------
Edward H. Bersoff.................  57    Chairman of the Board,       1982           2003
                                           President and Chief
                                            Executive Officer
Donald M. Wallach.................  65           Director              1982           2003

     Edward H. Bersoff has served as President, Chief Executive Officer, and Chairman of the Board of Directors since founding BTG in 1982. From 1975 until 1982, he was employed by CTEC, Inc., a provider of systems integration services, serving first as Vice President, then Executive Vice President, and later as President. Previously, he was employed by Logicon, Inc., a provider of advanced technology systems and services to national security, civil, and industrial clients, and by the National Aeronautics and Space Administration in Cambridge, Massachusetts. Dr. Bersoff serves as a director of Phillips Publishing International, Inc., a publishing firm, and Transcrypt International, Inc., a telecommunications company. He is the husband of Marilynn D. Bersoff, Corporate Secretary of BTG.

     Donald M. Wallach has served since 1965 as the President of Wallach Associates, Inc., a professional recruiting and employment counseling firm which recruits primarily executive and technical professionals in the fields of defense, electronics, intelligence, computer science, and information technology.
                            ------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTORS. YOUR PROXY WILL BE VOTED FOR THESE NOMINEES UNLESS YOU SPECIFY OTHERWISE.
                            ------------------------

CONTINUING DIRECTORS

                                                                                    FOR TERM
                     NAME                        AGE   POSITION   DIRECTOR SINCE   EXPIRING IN
                     ----                        ---   --------   --------------   -----------
Alan G. Merten.................................  58    Director        1996           2001
Ronald L. Turner...............................  54    Director        1995           2001
Earle C. Williams..............................  70    Director        1998           2001
Ruth M. Davis..................................  71    Director        1986           2002
Raymond T. Tate................................  76    Director        1988           2002

     Ruth M. Davis is Chair of The Aerospace Corporation, a government-chartered, not-for-profit corporation, a position she has held since 1992, and has served since 1981 as President and Chief Executive Officer of the Pymatuning Group, Inc., which specializes in industrial modernization strategies and technology management. Dr. Davis also currently serves on the board of Consolidated Edison Company of New York, Inc. During fiscal 2000, she served on the boards of Ceridian Corporation and Varian Semiconductor Equipment Associates, Inc. She served as Assistant Secretary of Energy for Resource Applications from 1979 to 1981 and as Deputy Undersecretary of Defense for Research and Advanced Technology from 1977 to 1979.

     Raymond T. Tate has served since 1979 as President of Raymond Tate Associates, Inc., a technology consulting firm, and since November 1996 as Chairman and Chief Executive Officer of the Windermere Group, Inc., a technology company in commercial communications and systems security. From July 1995 to October 1996, he served as Chairman of the Board, President, and Chief Executive Officer of Ashton Technology Group, Inc., a technology company primarily involved in financial transactions and neural network research and development activities. He is a former Deputy Assistant Secretary of the Navy and a former Deputy Director of the National Security Agency.

     Alan G. Merten has been the President of George Mason University since 1996. From 1989 until accepting that position, he served as Dean of the Johnson Graduate School of Management at Cornell University. Dr. Merten currently serves on the boards of Smith Barney Concert Investment Series and Comshare, Inc.

     Ronald L. Turner is currently Chairman, President and Chief Executive Officer of Ceridian Corporation, an information services company. He was named Chairman and Chief Executive Officer in 2000 and has served as President since 1998. From 1993 to 1997 he served as the President and Chief Executive Officer of Computing Devices International, a defense electronics business that was sold by Ceridian Corporation in 1997. From 1987 to 1993, he served as President and Chief Executive Officer of GEC-Marconi Electronic Systems Division. Mr. Turner also currently serves as a director of FLIR Systems, Inc.

     Earle C. Williams served as President and Chief Executive Officer of BDM International, Inc. from 1972 until his retirement in 1992 and as a director of that company from 1972 through 1997. Mr. Williams is presently a member of the Board of Directors of Gamma-A Technologies, Inc., GTS Duratek, Inc., and The Parsons Corporation. He is also a director of the Wolftrap Foundation for the Performing Arts and the Auburn University Foundation.

CORPORATE GOVERNANCE AND OTHER MATTERS

     The Board of Directors acts as the nominating committee to select nominees for election as directors. BTG's bylaws permit shareholders eligible to vote at the annual meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of BTG. The bylaws also permit shareholders to propose other business to be brought before an annual meeting, provided that such proposals are made pursuant to timely notice in writing to the Secretary of BTG. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of BTG no later than 90 days prior to the anniversary date of the immediately preceding annual meeting. A shareholder's notice of nomination also must set forth certain information specified in Section 2.3.6 of BTG's bylaws concerning both the nominating shareholder and each person the shareholder proposes to nominate for election. No such nominations have been received in connection with the forthcoming annual meeting.

     The members of the Organization and Compensation Committee of the Board of Directors (the "Compensation Committee") during fiscal 2000 were Messrs. Wallach (chair) and Tate, and Dr. Merten, all of whom are non-employee directors. The Compensation Committee has authority over, and performs all the duties related to, compensation of management, including determining policies and practices, changes in compensation and benefits for management, determination of employee benefits, and all other matters relating to employee compensation, including administering the 1995 Employee Stock Option Plan. The Compensation Committee met two times during fiscal 2000.

     The members of the Audit Committee of the Board of Directors during fiscal 2000 were Dr. Davis (chair) and Messrs. Williams and Turner, all of whom are non-employee directors. The Audit Committee, among other things, makes recommendations concerning the engagement of independent auditors, reviews the results and scope of the annual audit and other services provided by BTG's independent auditors, and reviews the adequacy of the Company's internal accounting controls. In fiscal 2000, the Audit Committee met five times. The Audit Committee also serves as the Board's conduit for direct contact with the Company's independent auditors. The Committee met with the independent auditors four times during the past fiscal year.

     The Board of Directors held six meetings during fiscal 2000. No incumbent director attended fewer than 75 percent of the total number of meetings of the Board of Directors and committees on which he or she served.

COMPENSATION OF DIRECTORS

  Payments and Fees

     For fiscal 2000, non-employee directors each received quarterly payments of $5,000 ($5,375 for committee chairs), and fees of $2,000 per Board of Directors meeting and $1,000 per committee meeting attended, subject to an annual maximum payment of $36,000 ($37,500 for committee chairs) to each director. Attendance via telephone was compensated at one-half the normal meeting rate. The directors also received reimbursement for reasonable expenses incurred in attending meetings.

  Stock in Lieu of Fees

     Pursuant to the 1997 Non-Employee Director Stock Purchase Plan, non-employee directors may elect to have their fees as directors retained and used to purchase shares of BTG common stock. Generally, retained fees are accumulated during the period commencing on October 1 of each year and ending September 30 of the following year (the "Accumulation Period"). The purchase price for each share is its fair market value on the first or last trading day of such Accumulation Period, whichever is lower. Under the Plan, 100,000 shares are available for purchase. During the Accumulation Period ended September 30, 1999, five directors elected to purchase an aggregate of 19,405 shares.

  Stock Options

     Pursuant to the Directors Stock Option Plan, adopted August 30, 1995 (the "Effective Date"), the Company has set aside 100,000 shares of common stock to be granted to directors who are not officers or employees of BTG (each an "Eligible Director"). On the Effective Date, each Eligible Director was granted an initial option to purchase shares, the number of which varied depending upon each Eligible Director's years of service as a director, as follows: (1) more than seven years of service -- 2,500 shares; (2) between three and seven years of service -- 2,000 shares; (3) between zero and three years of service -- 1,500 shares; and (4) no years of service -- 1,000 shares. In addition, each new Eligible Director is granted an initial option to purchase 1,000 shares as of the date he or she commences service. Options are exercisable beginning six months after the grant date. The Plan will terminate in 2005, unless terminated at an earlier date by the Board of Directors.

     Under the Directors Stock Option Plan as originally adopted, each Eligible Director also was granted an additional option to purchase 1,000 shares each year that he or she continues to be an Eligible Director. All options granted under the original Plan had an exercise price equal to the fair market value of the stock on the grant date. The Plan was amended effective December 17, 1998, as approved by the shareholders at the annual meeting of September 9, 1999, to provide that each Eligible Director will now receive options to acquire

2,500 shares per annual grant, at an exercise price equal to 110% of the stock's fair market value on the grant date. During fiscal 2000, no directors exercised options to purchase shares under the Plan.

                                  PROPOSAL TWO
                      EMPLOYEE STOCK OPTION PLAN AMENDMENT

     The Board of Directors has approved and is proposing for shareholder approval an amendment to the Company's 1995 Employee Stock Option Plan (the "Employee Option Plan"). The purpose of the amendment is to increase the number of shares authorized to be issued pursuant to options granted under the Employee Option Plan from 1,250,000 to 1,750,000. In all other respects, the Employee Option Plan, which was last amended at the September 17, 1997 annual meeting of shareholders, will remain unchanged.

     The Employee Option Plan provides eligible employees an opportunity to acquire or increase their proprietary interest in the Company, thereby creating a stronger incentive to work for the Company's growth and success, and encouraging such persons to remain in the Company's employ. The Plan is intended to qualify as an employee stock option plan under Section 422 of the Internal Revenue Code, and options granted under the Plan are intended to be "incentive stock options" under the Code, except to the extent they exceed certain limitations or are specifically designated as not so qualifying. The Plan will terminate on October 17, 2004, and no additional options will be able to be granted under the Plan. Options issued prior to that date will continue to be exercisable, in accordance with the terms of the original grants.

     Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the amendment to the Employee Option Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal Two.
                            ------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL TWO. YOUR PROXY WILL BE VOTED FOR THIS PROPOSAL UNLESS YOU SPECIFY OTHERWISE.
                            ------------------------

                                 PROPOSAL THREE
                         INDEPENDENT PUBLIC ACCOUNTANTS

     On July 28, 1999, the Board of Directors appointed Deloitte & Touche LLP to replace KPMG LLP as the Company's independent public auditors. During and since the fiscal year ended March 31, 1999, the report of KPMG LLP on the Company's annual financial statements, for the period for which that company performed its review, contained no adverse opinions or disclaimers of opinion, nor has it been qualified or modified as to uncertainty, audit scope, or accounting principles. During fiscal year 1999 and through the date hereof, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP would have caused that firm to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements for such period. The Company requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether it agrees with the above statements. A copy of the KPMG LLP letter addressed to the SEC is filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.

     The Board of Directors has selected Deloitte & Touche LLP to continue as the Company's independent public accountants for the fiscal year ending March 31, 2001, subject to ratification of such appointment by shareholders at the annual meeting. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, to have an opportunity to make a statement if he or she desires to do so, and to be available to respond to appropriate questions from shareholders. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Deloitte & Touche LLP to audit the books and accounts of BTG for the fiscal year ending March 31, 2001. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.
                            ------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL THREE. YOUR PROXY WILL BE VOTED FOR THIS PROPOSAL UNLESS YOU SPECIFY OTHERWISE.
                            ------------------------

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding beneficial ownership of BTG's common stock as of July 10, 2000 by: (i) each director and nominee for director; (ii) the Chief Executive Officer and the four most highly compensated executive officers during fiscal year 2000, each of whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers");
(iii) all persons known to be beneficial owners of more than 5% of the outstanding common stock; and (iv) all incumbent directors and executive officers as a group. Under the rules of the SEC, a person is deemed a "beneficial owner" of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities as to which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.

                                                          NUMBER OF    PERCENT OF COMMON
                          NAME                             SHARES     STOCK OUTSTANDING(1)
                          ----                            ---------   --------------------
Heartland Advisors, Inc.(2).............................  1,791,600          19.93%
Edward H. Bersoff, Chairman, President, and
  Chief Executive Officer(3)............................  1,390,578          13.40
Wellington Management Co., LLP(4).......................    573,600           6.38
Donald M. Wallach, Director(5)..........................    313,689           3.37
Randall C. Fuerst, Senior Vice President(6).............     94,148           1.04
Todd A. Stottlemyer, Executive Vice President(7)........     52,433            *
Linda E. Hill, Senior Vice President(8).................     36,513            *
Raymond T. Tate, Director(9)............................     32,834            *
Paul G. Leslie, Executive Vice President(10)............     32,233            *
Alan G. Merten, Director(11)............................     27,400            *
Ruth M. Davis, Director(12).............................     22,613            *
Earle C. Williams, Director(13).........................     18,238            *
Ronald L. Turner, Director(14)..........................      6,500            *
All directors and executive officers as a group (13
  persons)(15)..........................................  2,182,764          19.54

---------------
  *  Represents less than 1%.

 (1) Based on the number of shares outstanding on July 10, 2000, plus the number of shares that can be acquired by the specified persons through the exercise of options on or before September 8, 2000.

 (2) The address of Heartland Advisors, Inc. is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.

 (3) The address of Dr. Bersoff, and each other officer and director of BTG, is c/o BTG, Inc., 3877 Fairfax Ridge Road, Fairfax, Virginia 22030. The number of shares listed for Dr. Bersoff includes 67,332 shares subject to options exercisable on or before September 8, 2000. Does not include (i) 98,987 shares and options to acquire 29,000 shares (14,000 of which are exercisable on or before September 8, 2000) owned by Corporate Secretary Marilynn D. Bersoff, Dr. Bersoff's wife; (ii) 2,875 shares owned by Dr. Bersoff's mother; and (iii) 2,875 shares owned by Dr. Bersoff and his brother, as trustees for their mother.

 (4) The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

 (5) Includes (i) 114,130 shares held in joint tenancy with Mr. Wallach's wife;
     (ii) 55,050 shares held by Wallach Associates, Inc. Employee Profit Sharing Plan Trust, of which Mr. Wallach is the sole participant; and (iii) 8,000 shares subject to options exercisable on or before September 8, 2000. Does not include 1,000 shares owned by Mr. Wallach's wife.

 (6) Includes 45,666 shares subject to options exercisable on or before September 8, 2000.

 (7) Includes 49,302 shares subject to options exercisable on or before September 8, 2000.

 (8) Includes (i) 419 shares owned jointly with Ms. Hill's husband; and (ii) 25,999 shares subject to options exercisable on or before September 8, 2000.

 (9) Includes (i) 7,500 shares held in trust with Mr. Tate's wife for the benefit of their children; and (ii) 7,500 shares subject to options exercisable on or before September 8, 2000.

(10) Includes 25,000 shares subject to options exercisable on or before September 8, 2000.

(11) Includes 5,500 shares subject to options exercisable on or before September 8, 2000.

(12) Includes 7,500 shares subject to options exercisable on or before September 8, 2000.

(13) Includes (i) 3,138 shares held in the Earle C. Williams Revocable Trust; and (ii) 3,500 shares subject to options exercisable on or before September 8, 2000.

(14) Includes 6,500 shares subject to options exercisable on or before September 8, 2000.

(15) Includes 303,633 shares subject to options exercisable on or before September 8, 2000.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning compensation paid to the Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                          ------------
                                     FOR THE       ANNUAL COMPENSATION     SECURITIES
                                   FISCAL YEAR     --------------------    UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION    ENDED MARCH 31,   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION(1)
  ---------------------------    ---------------   ---------   --------   ------------   ---------------
Edward H. Bersoff..............       2000         $428,125    $175,000      20,000          $18,099
  Chairman of the Board,              1999          413,542           0     135,000           19,293
  President and Chief Executive       1998          398,334           0      10,000           52,146
  Officer
Todd A. Stottlemyer............       2000          211,375     120,000      58,000           11,736
  Executive Vice President,
  Chief Financial and
  Administrative Officer
Randall C. Fuerst..............       2000          240,000      70,000      37,000           12,047
  Senior Vice President               1999          238,958           0      75,000            9,962
                                      1998          214,376      50,000       7,000           38,425
Linda E. Hill..................       2000          181,125      90,000      47,000           14,435
  Senior Vice President, Chief        1999          190,748(2)        0      45,000           18,692
  Human Development Officer
Paul G. Leslie.................       2000          193,875      70,000      50,000              380
  Executive Vice President,
  Chief Operating Officer

---------------
 (1) The figures in this column may include contributions by BTG under its 401(k) profit sharing plan, Company-paid life insurance premiums, medical and educational benefits, and reimbursement of a maximum of $10,000 per year for the cost of uninsured medical expenses, tax preparation, financial planning, and certain legal expenses.

 (2) Of this amount, $11,997.53 was paid in Company stock.

STOCK OPTIONS

     Option Grants. The following table contains information with respect to stock option grants to each of the Named Executive Officers during the 2000 fiscal year. All option grants were made under the Employee Option Plan. BTG does not have any stock appreciation rights. In accordance with the rules of the SEC, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual stock price appreciation of 5% and 10%, from the date the options were granted, over the full option term.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZED
                                                INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                           -----------------------------------------------------------       ANNUAL RATE
                           NUMBER OF                                                          OF STOCK
                           SECURITIES   % OF TOTAL SECURITIES                            PRICE APPRECIATION
                           UNDERLYING    UNDERLYING OPTIONS     EXERCISE                   FOR OPTION TERM
                            OPTIONS     GRANTED TO EMPLOYEES      PRICE     EXPIRATION   -------------------
          NAME              GRANTED        IN FISCAL YEAR       ($/SH)(3)    DATE(4)        5%        10%
          ----             ----------   ---------------------   ---------   ----------   --------   --------
Edward H. Bersoff........    20,000(1)          3.77%             $6.14      4/28/04     $ 17,934   $ 58,634
Randall C. Fuerst........    12,000(1)          2.26               6.05      4/28/09       36,260    106,220
                             25,000(2)          4.72               9.90      1/17/10      123,750    362,250
Paul G. Leslie...........    50,000(2)          9.43               9.90      1/17/10      247,500    724,500
Linda E. Hill............    17,000(1)          3.21               6.05      4/28/09       51,368    150,478
                             30,000(2)          5.66               9.90      1/17/10      148,500    434,700
Todd A. Stottlemyer......     8,000(1)          1.51               6.05      4/28/09       24,173     70,813
                             50,000(2)          9.43               9.90      1/17/10      247,500    724,500

---------------
(1) These options vest in equal installments over a three-year period beginning April 28, 2000, one year after the grant date.

(2) These options vest in equal installments over a three-year period beginning January 17, 2001, one year after the grant date.

(3) The option exercise prices on all options granted under the Employee Option Plan may not be less than 100% of the fair market value of the stock on the grant date, as defined in the Plan. For options granted to senior executive officers, the exercise prices range over the three-year vesting period from 105% to 115% of the fair market value on the grant date. The table shows the weighted average exercise price of each group of options. The options are not subject to any provision that could cause the exercise price to be lowered (other than for anti-dilution purposes).

(4) Under the Employee Option Plan, options can only be exercised so long as the optionee is employed by BTG or a subsidiary of BTG, and for three months after termination of employment, but not later than ten years (five years for those persons, or their family members, owning over 10% of the outstanding shares of the Company) after the grant.

     Option Exercises and Year-End Values. The following table provides information regarding the exercise of options during the 2000 fiscal year, as well as the fiscal year-end values of all unexercised options held by the Named Executive Officers. Value realized upon exercise is the difference between the market price of the underlying shares on the exercise date and the option exercise price paid for such shares, multiplied by the number of shares to which the exercise relates. The value of unexercised "in the money" options is the difference between the market price of $9.50 per share (which was the closing selling price per share of common stock on the NASDAQ National Market on the last trading day of fiscal 2000) and the option exercise price, multiplied by the number of shares underlying the options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                SHARES                       MARCH 31, 2000                MARCH 31, 2000
                              ACQUIRED ON    VALUE     ---------------------------   ---------------------------
            NAME               EXERCISE     REALIZED   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE   EXERCISABLE
            ----              -----------   --------   -------------   -----------   -------------   -----------
Edward H. Bersoff...........       0           $0         131,334        42,666        $250,468        $96,666
Randall C. Fuerst...........       0            0         102,333        28,667         147,725         62,641
Paul G. Leslie..............       0            0         100,000        25,000         158,833         89,500
Linda E. Hill...............       0            0          82,500        15,500         128,962         40,156
Todd A. Stottlemyer.........       0            0         106,364        46,636         120,075         53,331

EMPLOYMENT AGREEMENTS

     During fiscal year 2000, the Company had only one employment agreement, with Edward H. Bersoff. That agreement, dated October 24, 1997, has been superseded by a new employment agreement, effective April 1, 2000. Pursuant to the amended agreement, Dr. Bersoff will serve as the President and Chief Executive Officer of BTG, and will be employed for a term ending on March 31, 2004. The Company also has entered into employment agreements with the other Named Executive Officers, effective for the same term. Under the agreements, the following minimum annual base salaries are to be paid to each Named Executive
Officer: Dr. Bersoff, $450,000. Mr. Leslie, $231,000; Mr. Stottlemyer, $221,000; Ms. Hill, $190,000; and Mr. Fuerst, $228,000. Each of these officers is also eligible to receive annual incentive compensation based on target percentages of base salary. Pursuant to each agreement, the Board of Directors may terminate employment for willful and gross misconduct, or in the case of death, or illness or disability, which prevents the executive from substantially fulfilling his or her duties for a period in excess of six consecutive months. Either the Company or the executive may terminate an agreement at any time, without cause, upon not less than thirty days notice. In the event that the employment of either Dr. Bersoff or Ms. Hill is terminated by the Company, other than for cause, during the term of their agreements, they shall each be entitled to receive a lump sum payment (less applicable taxes) of 450% and 142% of base salary, respectively. Such amounts are intended to equal base salary plus expected median bonus for three years and one year, respectively.

     If, within two years of a change in control of BTG, either (i) the Company terminates the employment of any of these officers without cause (as that term is defined in the agreements); or (ii) any such officer terminates his or her employment for good reason (as that term is defined in the agreements), each officer shall be entitled to a lump sum payment, less applicable taxes, as follows: Dr. Bersoff, and Messrs. Leslie and Stottlemyer, 450% of base salary; Ms. Hill and Mr. Fuerst, 284% of base salary. The agreements include confidentiality provisions, as well as covenants regarding non-competition and non-solicitation.
                            ------------------------

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is comprised of three members of the Board of Directors, none of whom is an employee of the Company. (Mr. Tate is President of BTG Technology Resources, Inc., a wholly-owned subsidiary of the Company, but he receives no compensation for this position.) The Committee has been authorized to oversee BTG's executive compensation program as well as the Employee Option Plan. The Committee establishes the salary and option levels for the executive officers and approves the recommendation of the Chief Executive Officer with respect to other key executive employees. All decisions by the Committee relating to compensation of executive officers and other key employees, including the awarding of stock options, are reviewed by the full Board of Directors.

     BTG's executive compensation program has been designed to attract and retain highly qualified executive personnel in order to enhance the Company's financial strength and profitability. BTG supports a pay-for-performance policy that rewards individuals for achieving goals that further the Company's long-term plans. The Compensation Committee is mindful of the need to maintain competitive compensation opportunities while encouraging superlative performance. The program is designed to recruit and retain talented executives who are critical to BTG's long-term success. In addition, effective for fiscal year 2001, the Compensation Committee and the Board have approved employment agreements with certain key members of management. The purpose of these agreements is to encourage the retention of important personnel in an industry environment characterized by consolidation.

     Executive compensation consists of three components: base salary, incentive bonuses; and stock options.

  Base Salary

     The Compensation Committee reviews base salaries for executive officers annually, prior to the start of each fiscal year. (Before fiscal year 1997, compensation was reviewed on a calendar year basis.) Although base salaries are generally competitive with those of comparable companies, the Compensation Committee's philosophy is to use bonuses and stock options to provide a substantial portion of the incentive for performance.

  Incentive Bonuses

     Incentive bonuses are paid only to the extent that predetermined corporate, operating unit, and individual goals are achieved, or when other factors warrant such compensation. In order to qualify for an incentive bonus, each key employee must negotiate the terms of a BTG Performance Agreement ("BPA") with his or her supervisor. The BPA of the Chief Executive Officer is a reflection of the steps required to be satisfied in implementing BTG's then current five-year strategic plan. Each executive officer's BPA is geared toward the satisfaction of the portion of the Chief Executive's BPA corresponding to that executive's area of responsibility, thereby linking incentive bonuses to the short and long-term goals of the Company. Although the satisfaction of performance objectives serves as the basis for granting key employee bonuses, the most significant prerequisite to the payment of incentive compensation to executive officers is the satisfaction of overall Company financial performance objectives. For fiscal year 2000, the Compensation Committee, in consultation with the entire Board of Directors, determined that a total of $645,000 in incentive bonuses would be paid to the Company's seven senior executive officers.

  Stock Options

     To encourage growth and shareholder value, stock options are granted pursuant to the Employee Option Plan to key management personnel who are in a position to make substantial contributions to the long-term success of the Company. The Compensation Committee believes that this focuses attention on managing the Company from the perspective of an owner with an equity interest in the business. Beginning with fiscal year 2000, the Compensation Committee increased the exercise price for stock options granted to senior management from the fair market value as of the date of grant to a sliding scale ranging from 105% to 115% of the fair market value. This change is intended to assure that option grants compensate officers for optimizing the future performance of the Company's stock.

  Other Compensation

     Like all BTG employees, senior executive officers are eligible to participate in BTG's 401(k) Profit Sharing Plan. In addition, the Compensation Committee has authorized the Company to reimburse senior executive officers up to $10,000 for the cost of health care not covered by insurance, and for tax preparation, financial planning, and legal expenses related to estate planning, adoptions, and divorce.

  Chief Executive Officer Compensation

     The Compensation Committee's general approach in setting the Chief Executive Officer's compensation is to seek to be competitive with other companies of similar size in BTG's industry with respect to salary, and to tie a significant portion of compensation, represented by bonuses and stock options, to Company performance.

     Dr. Bersoff has served in his current capacity as Chairman of the Board, President, and Chief Executive Officer since founding BTG in 1982. The Compensation Committee believes that the growth and success of the Company since its founding have been directly related to Dr. Bersoff's local, regional, and national activities as well as his entrepreneurial abilities. Throughout his term, Dr. Bersoff has served as a leader within BTG as well as within the greater metropolitan Washington business community. On this basis, the Compensation Committee believes that Dr. Bersoff's fiscal year 2000 salary of $428,125 is appropriate. This represents a 3.5% increase over his salary for fiscal year 1999. This is slightly less than the 3.8% increase in salary from fiscal 1998 to 1999, and substantially less than the 11.6% increase in salary from fiscal year 1997 to 1998.

     The Compensation Committee believes that the Company's performance in fiscal 2000 is evidence that Dr. Bersoff's efforts to implement BTG's organizational restructuring plan, with its focus on BTG's core competencies of systems engineering and systems integration, have met with success. For example, the Company's net income for fiscal 2000 reached a record-high $4.4 million, and represented a 122% increase over net income for fiscal 1999. Fully diluted earnings per share rose 113% in the same period. Interest cost was reduced 51% over the cost for fiscal 1999, as the Company significantly reduced its product reselling business in favor of core services. Revenue from such services increased by 18% over revenue for fiscal 1999. Overall operating income for fiscal 2000 rose 64% over fiscal 1999. In the Committee's view, these results justify Dr. Bersoff's bonus compensation for fiscal year 2000. (Dr. Bersoff received no bonuses for fiscal 1999, 1998 or 1997.)

                                          Respectfully submitted,

                                          Organization and Compensation
                                          Committee

                                          Donald M. Wallach, Chair
                                          Raymond T. Tate
                                          Dr. Alan G. Merten
                            ------------------------

                            STOCK PERFORMANCE CHART

     The following chart compares the percentage change in the cumulative total shareholder return on the Company's common stock for the last five fiscal years, with the cumulative total return on both the NASDAQ Composite Index and a peer group of companies. The NASDAQ Composite Index is a broad-based, capitalization-weighted index of all NASDAQ stocks. The peer group consists of six companies, each of whose business focus is similar to that of BTG. While none of the selected peers offers a range of products and services precisely comparable to that of BTG, each is recognized as a provider of information technology products and services, primarily to the Government and other Government resellers. The return of each peer group company has been weighted according to its respective stock market capitalization for the purpose of arriving at a peer group average. Dividends paid by those companies that pay dividends are assumed to be reinvested at the end of the ex-dividend month without any transaction cost. The members of the peer group are as follows:
American Management Systems, Incorporated; CACI International, Inc.; Affiliated Computer Services, Inc.; Computer Sciences Corporation; Dynamics Research Corp.; and Titan Corp.

     This peer group differs from those used in proxy statements for previous fiscal years. For example, Dynamics Research Corp. and Titan Corp. replaced GRC International, Inc. and Nichols Research Corp., which had been included in the fiscal 1999 peer group, since each of the latter two companies was acquired by another company and their stocks are no longer publicly traded. For the same reason, two companies included in the 1998 peer group -- Analysis and Technology, Inc. and Microdyne Corporation -- were replaced in the fiscal 1999 peer group by Affiliated Computer Services, Inc. and Computer Sciences Corporation. Similarly, three companies included in the fiscal 1997 and prior peer groups -- Computer Data Systems, Inc., Logicon, Inc., and Questech, Inc. -- were replaced after being acquired by other companies, and one company -- Government Technology Services, Inc. -- was replaced because BTG is no longer in the same line of business as that company.

     Accordingly, BTG has restated the results for the peer groups used in prior years and has added results for the new peer group as of fiscal year 2000. The comparison assumes $100 was invested on March 31, 1995 in BTG's common stock, in the peer group composites, and in the NASDAQ Composite Index, and assumes the reinvestment of dividends, as previously described.

                                                                                                               NASDAQ COMPOSITE
                                             BTG, INC.            NEW PEER GROUP        1999 PEER GROUP             INDEX
                                             ---------            --------------        ---------------        ----------------
3/31/95                                        100.00                 100.00                 100.00                 100.00
3/31/96                                        127.42                 148.29                 152.29                 135.79
3/31/97                                        225.81                 133.71                 131.75                 150.95
3/31/98                                        118.55                 221.82                 217.57                 228.88
3/31/99                                         72.58                 235.82                 232.98                 309.19
3/31/00                                        122.58                 338.39                 308.72                 574.68

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's flexible benefits plans for employees had been administered by Plan Management Administrators, of Milwaukee, Wisconsin. In October 1999, Ceridian Corporation acquired that company, and now administers BTG's flexible benefits plans. Ronald Turner, a director of BTG, is also President and Chief Executive Officer of Ceridian Corporation. In fiscal 2000, the Company paid Wallach Associates, Inc. $13,000 for professional recruiting services. The common stock of Wallach Associates, Inc. is wholly owned by Donald M. Wallach, a director of BTG. With the exception of the foregoing, neither the Company nor any of its subsidiaries has, since the beginning of fiscal year 2000, been a party to any transactions or relationships described in Item 404 of SEC Regulation S-K.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers, and certain beneficial holders of common stock to file reports with the SEC on Forms 3, 4, and 5 disclosing their ownership of and transactions in the Company's stock. To the Company's knowledge, all such filing requirements have been timely met for fiscal year 2000.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Any proposal submitted under SEC Rule 14a-8 for inclusion in next year's annual meeting proxy statement must be received by BTG by March 30, 2001, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement relating to next year's annual meeting any shareholder proposal that may be omitted from the proxy materials pursuant to the applicable regulations of the SEC in effect at the time such proposal is received. Any other proposal for consideration by shareholders at next year's annual meeting must be received by BTG by June 8, 2001. If the shareholder fails to comply with the advance notice provisions of the Company's bylaws, the proposal may not be brought before the meeting.

                        OTHER BUSINESS TO BE TRANSACTED

     As of the date of this proxy statement, the Board of Directors of BTG knows of no other business which may come before the annual meeting. If any other business is properly brought before the annual meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

                                          By order of the Board of Directors of
                                          BTG, Inc.

                                          /s/ Edward H. Bersoff
                                          Edward H. Bersoff
                                          Chairman of the Board, President, and
                                          Chief Executive Officer

Fairfax, Virginia
July 28, 2000

     COPIES OF THE ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED MARCH 31, 2000, ACCOMPANY THIS PROXY STATEMENT. SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K BY WRITING TO BTG, INC., ATTENTION: INVESTOR RELATIONS, 3877 FAIRFAX RIDGE ROAD, FAIRFAX, VIRGINIA 22030, BY E-MAIL AT INVESTOR@BTG.COM, OR VIA THE INTERNET AT WWW.BTG.COM.

                           \/ FOLD AND DETACH HERE \/
--------------------------------------------------------------------------------
REVOCABLE PROXY

                                    BTG, INC.
                3877 FAIRFAX RIDGE ROAD, FAIRFAX, VIRGINIA 22030

     THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 6, 2000, AND AT ANY ADJOURNMENTS THEREOF.

     The undersigned, being a shareholder of BTG, Inc. (the "Company"), hereby appoints Edward H. Bersoff as proxy and hereby authorizes such proxy to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Hyatt Fair Lakes, 12777 Fair Lakes Circle, Fairfax, VA 22033 on September 6, 2000 at 10:00 a.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the following instructions. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

1. Proposal to elect the following two nominees for Director, each for a three-year term expiring at the 2003 Annual Meeting:

            Edward H. Bersoff                 Donald M. Wallach

     [ ] FOR all the nominees listed above.
     [ ] WITHHOLD AUTHORITY to vote for the following nominee(s):------------------------------------------------------------

2. Proposal to approve an amendment to the Company's 1995 Employee Stock Option Plan to increase the number of shares authorized to be issued pursuant to options granted under the plan from 1,250,000 to 1,750,000.

        [ ] FOR                 [ ] AGAINST                [ ] ABSTAIN

3. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2001:

        [ ] FOR                 [ ] AGAINST                [ ] ABSTAIN

4. To vote, in its discretion, upon any other business that may properly come before that Annual Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the Meeting, management is not aware of any other matters which should come before the Annual Meeting:

             (Continued and to be signed and dated on reverse side)

                           \/ FOLD AND DETACH HERE \/
--------------------------------------------------------------------------------


                          (continued from reverse side)

     The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Shareholders of BTG, Inc. called for September 6, 2000, and a Proxy Statement prior to signing this Proxy.

[ ] I PLAN TO ATTEND THE SEPTEMBER 6, 2000 ANNUAL SHAREHOLDERS MEETING

                                            Dated:                                                       , 2000
                                                  -------------------------------------------------------

                                            -----------------------------------------------------------------------------
                                                                                  SIGNATURE

                                            Note:  Please  sign  exactly  as your name  appears on this  proxy.  Only one signature  is required  where the stock is held  jointly.  When  signing in a representative capacity, please give title.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS OTHERWISE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AT THE DISCRETION OF THE PROXY. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.